Exhibit 23.1

Consent of Independent Public Accountants




To the Board of Directors
   IVI Communications, Inc.
   Los Angeles, California



We hereby consent to your incorporation in this Form S-8 Registration Statement of our report dated May 8, 2003 for the two years ended March 31, 2003 included in their Form 10-KSB.



/s/ John Malone
------------------------


Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas


June 28, 2004